Exhibit 99.1

           BROCADE REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

      Q4 06 RECORD REVENUE OF $208.8 MILLION INCREASES 11% SEQUENTIALLY AND
                               44% YEAR-OVER-YEAR

    SAN JOSE, Calif., Nov. 21 /PRNewswire-FirstCall/ -- Brocade Communications Systems, Inc. (Brocade(R)) (Nasdaq: BRCD) today reported financial results for its fourth quarter of fiscal year 2006 (Q4 06), which ended October 28, 2006. Revenues for Q4 06 were a record $208.8 million. Revenues for Q4 06 increased 11% from $188.9 million reported in the third quarter of fiscal year 2006 (Q3
06) and increased 44% from $145.5 million reported in the fourth quarter of fiscal year 2005 (Q4 05). Revenues for fiscal year 2006 (FY 06) were $750.6 million, an increase of 31% from $574.1 million reported in fiscal year 2005 (FY 05).

    Commenting on the Company's fourth quarter and fiscal year 2006 results, Michael Klayko, Brocade CEO, said, "Our fourth quarter was outstanding and a very strong finish to fiscal 2006. Throughout the year we have continued to execute well and I am proud of our team. Overall, we gained share across our product family and solidified our leadership position. The success in our Storage Area Network (SAN) business has helped us to drive returns this year while at the same time allowing us to invest for future growth."

    Reporting on a GAAP basis, net income for Q4 06 was $20.0 million, or $0.07 per share basic and diluted. This compares to GAAP net income for Q3 06 of $24.5 million, or $0.09 per share basic and diluted, and GAAP net income for Q4 05 of $1.1 million, or $0.00 per share basic and diluted. Net income for FY 06 was $67.6 million, or $0.25 per share basic and diluted as compared to net income for FY 05 of $43.1 million, or $0.16 per share basic and diluted.

    Non-GAAP net income for Q4 06 was $39.4 million or $0.15 per share basic and $0.14 per share diluted, as compared to non-GAAP net income for Q3 06 of $31.0 million, or $0.11 per share basic and diluted, and non-GAAP net income for Q4 05 of $19.0 million, or $0.07 per share basic and diluted. Non-GAAP net income for FY 06 was $122.8 million, or $0.46 per share basic and $0.45 per share diluted as compared to non-GAAP net income for FY 05 of $69.3 million, or $0.26 per share basic and diluted. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

    Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

    Q4 06 Financial Highlights

    -- Q4 06 non-GAAP gross margin was 62.1%, compared to non-GAAP gross margin of 60.2% in Q3 06 and 55.3% in Q4 05.

    -- Q4 06 non-GAAP operating margin was 21.5%, compared to non-GAAP operating margin of 17.4% in Q3 06 and non-GAAP operating margin of 9.2% in Q4 05.

    -- Q4 06 cash flow from operations was $52.8 million, compared to $26.3 million in Q3 06 and $39.4 million in Q4 05. Historically, the Company's cash flows are seasonally stronger in the second and fourth fiscal quarters and seasonally weaker in the first and third fiscal quarters due to the timing of employee compensation programs.

    -- Cash and investments at the end of Q4 06 were $582.6 million. This compares to the cash and cash equivalents and investments balance, including restricted short-term investments, net of the Company's convertible debt at the end of each period, of $518.6 million and $485.5 million as of the end of Q3 06 and Q4 05, respectively. In Q4 06, the Company redeemed its outstanding 2% convertible notes using restricted short-term investments and no longer has outstanding debt.

    -- Day sales outstanding in accounts receivable for Q4'06 were 43 days, compared to 38 days in Q3 06 and 44 days in Q4 05.

    -- For Q4 06, three customers, EMC, HP, and IBM, each accounted for 10% or more of total revenues and together represented approximately 74% of total revenues. The same three customers each accounted for 10% or more of total revenues and together represented approximately 74% in Q3 06 and 71% in Q4 05 of total revenues.

    -- As of October 28, 2006, the Company had 1,440 employees, compared with
       1,399 employees as of July 29, 2006 and 1,160 employees as of October 29, 2005.

    Q4 06 Business Highlights

    During the quarter, news announcements highlighted the Company's continued progress of its strategy for growth and diversification through product and technology leadership.

    -- Brocade announced that it had entered into a definitive agreement to acquire McDATA Corporation. The acquisition is subject to obtaining approval from both Brocade and McDATA stockholders, regulatory approvals and certain other closing conditions.

    -- Brocade announced two new executive appointments - Regan McGrath, as Vice
       President of North America Sales and Senya Rahmil as Vice President of Worldwide Customer Support. The new VP appointments underscore the Company's continued and growing commitment to customer satisfaction.

    -- Brocade introduced more than 20 new and enhanced products and services that allow customers to more efficiently access corporate information, consolidate resources, and manage their data center infrastructure. These new and enhanced products cross over Brocade's SAN solutions, Brocade's file management software solutions that address the emerging File Area Network (FAN) market segment, and Brocade's growing professional services business.

    -- Brocade announced successful completion of the latest FICON qualification for the Brocade SilkWorm(R) 48000 and Brocade SilkWorm(R) 4100.

    -- Brocade was recognized for outstanding innovation in SAN product design, delivering on its commitment to offer the most high-performance and innovative storage networking products in the industry. The Brocade SilkWorm(R) 4900 Switch claimed the Big Bytes award for the best storage networking product in the SAN category.

    -- Brocade announced the expansion of the Brocade SAN Health family. The expanded SAN Health family provides SAN administrators with highly effective tools and services for fast, easy, and comprehensive data analysis and reporting to help optimize their Brocade and McDATA SAN environments.

    Conference Call

    Brocade will host a conference call on November 21, 2006 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its fourth quarter results. The call will be audio webcast live via the Internet at www.brocade.com/investors. A telephone replay of the conference call will be available as soon as practicable after the call. To access the telephone replay, dial (800) 642-1687 or (706) 645-9291, passcode:
1658228. A replay of the conference call will also be available via webcast at www.brocade.com/investors for approximately twelve months.

    Non-GAAP Financial Measures

    This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

    Non-GAAP Earnings Measure. Management believes that the non-GAAP net income measure used in this press release allows management to gain a better understanding of the Company's comparative operating performance from period-to-period and to its competitors' operating results. Management also believes this non-GAAP measure helps indicate the Company baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses this non-GAAP measure for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes this non-GAAP earnings measure, when read in conjunction with the Company's GAAP financials, provides useful information to investors by offering:

    -- the ability to make more meaningful period-to-period comparisons of the Company's on-going operating results;

    -- the ability to better identify trends in the Company's underlying business and perform related trend analysis;

    -- a better understanding of how management plans and measures the Company's underlying business; and

    -- an easier way to compare the Company's most recent results of operations against investor and analyst financial models.

    Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events, or arose outside the ordinary course of our continuing operations. Management believes that it is appropriate to evaluate the Company's operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) gains or losses on disposition of marketable or equity investments, (ii) acquisition and integration related expenses, (iii) costs associated with facilities lease losses, severance or restructurings, (iv) gains or losses as well as call premium on debt redemption,
(v) legal fees associated with indemnification obligations, and costs of the related SEC investigation and internal review, (vi) SEC settlement provision,
(vii) one-time warranty benefit, and (viii) fees and taxes related to the repatriation of foreign earnings under the American Jobs Creation Act of 2004.

    Management also excludes the following non-cash charges in determining non-GAAP net income: (i) stock-based compensation, (ii) amortization of purchased intangible assets and (iii) in-process research and development. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, management believes that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our income statement. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company's newly acquired and long-held businesses. In addition, management believes it is appropriate to exclude the in-process research and development expenses which are related to acquisitions as opposed to the Company's ongoing operations.

    Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure on Non-GAAP net income.

    General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering the Company's GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and income per share, and should not be considered measures of the Company's liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.

    Cautionary Statement

    This press release contains forward-looking statements, including statements regarding customer demand for the Company's products, new product and service offerings, and the Company's overall market strategy. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, demand for the Company's product and service offerings may decrease or not continue to grow at the same pace; market acceptance of the Company's new product and service offerings; increased market competition; the effect of changes in IT spending levels; the Company's ability to anticipate future OEM and end-user product needs or to accurately forecast end-user demand; the ongoing SEC and DOJ investigation; dependence on a limited number of OEM partners; and the Company's ability to manage its business effectively in a rapidly evolving market. These and other risks are set forth in more detail in the section entitled "Risk Factors" under Item 1A of Part II of the Company's Quarterly Report on Form 10-Q for the quarter ended July 29, 2006. Brocade assumes no obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

    About Brocade Communications Systems, Inc.

    Brocade delivers industry-leading platforms, solutions, and services for intelligently connecting, managing, and optimizing IT resources in shared storage environments. The world's premier systems, server, and storage providers offer the Brocade SilkWorm family of Storage Area Network (SAN) connectivity platforms as the foundation for shared storage in organizations of all sizes. In addition, the Brocade Tapestry(TM) family of IT infrastructure solutions extends the ability to proactively manage and optimize application and information resources across the enterprise. Using Brocade solutions, organizations are better positioned to reduce cost, manage complexity, and satisfy business compliance requirements through optimized use and management of their IT resources. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.

    NOTE: Brocade, the Brocade B weave logo, Fabric OS, File Lifecycle Manager, MyView, Secure Fabric OS, SilkWorm, and StorageX are registered trademarks and Tapestry is a trademark of Brocade Communications Systems, Inc., in the United States and/or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                   Three Months Ended                Year ended
                               --------------------------    --------------------------
                               October 28,    October 29,    October 28,    October 29,
                                  2006           2005           2006           2005
                               -----------    -----------    -----------    -----------
Net revenues                   $   208,821    $   145,516    $   750,592    $   574,120
Cost of revenues                    81,172         64,949        305,184        251,161
                               -----------    -----------    -----------    -----------
    Gross margin                   127,649         80,567        445,408        322,959
Operating expenses:
  Research and development          43,427         35,068        164,843        132,448
  Sales and marketing               38,752         26,285        139,434        101,202
  General and administrative         7,566          6,866         31,089         25,189
  Legal fees associated
   with indemnification
   obligations, SEC
   investigation and
   other related costs               3,475          5,201         13,654         14,027
  Provision for SEC
   settlement                           --             --          7,000             --
  Acquisition and
   integration costs                 9,061             --          9,646             --
  Amortization of
   intangible assets                   888             --          2,294             --
  Restructuring and
   facilities lease losses              --           (533)         3,775           (670)
  In-process research
   and development                      --             --             --          7,784
                               -----------    -----------    -----------    -----------
    Total operating expenses       103,169         72,887        371,735        279,980
                               -----------    -----------    -----------    -----------
Income from operations              24,480          7,680         73,673         42,979
Interest and other
 income, net                         6,705          6,054         29,098         22,656
Gain on repurchases
 of convertible
 subordinated debt                      --             --             --          2,318
Interest expense                    (1,604)        (1,997)        (7,082)        (7,693)
Gain (loss) on
 investments, net                       --         (5,178)         2,663         (5,062)
                               -----------    -----------    -----------    -----------
Income before provision
 for income taxes                   29,581          6,559         98,352         55,198
Income tax provision                 9,624          5,503         30,723         12,077
                               -----------    -----------    -----------    -----------
Net income                     $    19,957    $     1,056    $    67,629    $    43,121
                               ===========    ===========    ===========    ===========

Net income per
 share - Basic                 $      0.07    $      0.00    $      0.25    $      0.16
                               ===========    ===========    ===========    ===========
Net income per
 share - Diluted               $      0.07    $      0.00    $      0.25    $      0.16
                               ===========    ===========    ===========    ===========
Shares used in per share
 calculation - Basic               269,027        269,679        269,602        268,176
                               ===========    ===========    ===========    ===========
Shares used in per share
 calculation - Diluted             276,113        270,311        274,142        270,260
                               ===========    ===========    ===========    ===========

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                   GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                                     October 28,    October 29,
                                                        2006           2005
                                                     -----------    -----------
Assets

Current assets:
  Cash and cash equivalents                          $   274,368    $   182,001
  Short-term investments                                 267,694        209,865
                                                     -----------    -----------
    Total cash, cash equivalents, and
     short-term investments                              542,062        391,866
  Restricted short-term investments                           --        277,230
  Accounts receivable, net                                98,394         70,104
  Inventories                                              8,968         11,030
  Prepaid expenses and other current assets               43,365         19,908
                                                     -----------    -----------
    Total current assets                                 692,789        770,138

Long-term investments                                     40,492         95,306
Property and equipment, net                              104,299        108,118
Goodwill                                                  41,013             --
Intangible assets, net                                    15,628             --
Other assets                                               6,497          8,168
                                                     -----------    -----------
      Total assets                                   $   900,718    $   981,730
                                                     ===========    ===========

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                   $    56,741    $    23,778
  Accrued employee compensation                           62,842         37,762
  Deferred revenue                                        60,878         45,488
  Current liabilities associated with lease losses         4,931          4,659
  Other accrued liabilities                               87,991         69,832
  Convertible subordinated debt                               --        278,883
                                                     -----------    -----------
    Total current liabilities                            273,383        460,402

Non-current liabilities associated with
 lease losses                                             11,105         12,481

Stockholders' equity
  Common stock                                           889,250        855,833
  Deferred stock compensation                                 --         (3,180)
  Accumulated other comprehensive loss                      (817)        (3,974)
  Accumulated deficit                                   (272,203)      (339,832)
                                                     -----------    -----------
    Total stockholders' equity                           616,230        508,847
                                                     -----------    -----------
      Total liabilities and stockholders' equity     $   900,718    $   981,730
                                                     ===========    ===========

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
               GAAP CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
                                 (in thousands)
                                   (unaudited)

                                                             Year ended
                                                     --------------------------
                                                     October 28,    October 29,
                                                        2006           2005
                                                     -----------    -----------
Cash flows from operating activities:
  Net income                                         $    67,629    $    43,121
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Excess tax benefit (provision) from
     employee stock plans                                (15,792)         2,571
    Depreciation and amortization                         34,731         46,203
    Loss on disposal of property and equipment               438          1,879
    Amortization of debt issuance costs                    1,430          1,366
    Gain on repurchase of convertible
     subordinated debt                                        --         (2,318)
    In-process research and development                       --          7,784
    Net (gains) losses on investments and
     marketable equity securities                         (2,685)         5,178
    Non-cash compensation expense (benefit)               31,407            377
    Provision for doubtful accounts receivable
     and sales returns                                     2,419          2,955
    Provision for SEC settlement                           7,000             --
    Non-cash facilities lease loss expense
     and restructuring                                     3,775           (670)
    Changes in operating assets and liabilities:
      Accounts receivable                                (30,137)        21,312
      Inventories                                          2,062         (5,433)
      Prepaid expenses and other assets                  (19,839)          (245)
      Accounts payable                                    32,963        (17,117)
      Accrued employee compensation                       25,080          4,432
      Deferred revenue                                    15,390         10,602
      Other accrued liabilities and long-term debt        15,858          9,113
    Liabilities associated with lease losses              (4,869)        (5,245)
                                                     -----------    -----------
      Net cash provided by operating activities          166,860        125,865
                                                     -----------    -----------

Cash flows from investing activities:
  Purchases of property and equipment                    (30,430)       (27,267)
  Purchases of short-term investments                   (325,884)      (254,642)
  Proceeds from sale of marketable equity
   securities and equity investments                      10,185             --
  Proceeds from maturities and sale of
   short-term investments                                363,873        618,063
  Purchases of long-term investments                     (40,267)      (202,764)
  Proceeds from maturities and sale of
   long-term investments                                      --        178,428
  Proceeds from the maturities of
   restricted short-term investments                     281,414       (275,995)
  Purchases of non-marketable minority
   equity investments                                     (4,575)        (3,498)
  Cash paid in connection with acquisitions,
   net of cash acquired                                  (27,856)        (7,185)
  Cash placed in escrow in connection with
   acquisition of NuView                                 (32,031)            --
                                                     -----------    -----------
      Net cash used in investing activities              194,429         25,140
                                                     -----------    -----------

Cash flows from financing activities:
  Purchases of convertible subordinated debt                  --        (70,485)
  Proceeds from issuance of common stock, net             34,255         29,720
  Common stock repurchase program                        (40,206)        (7,050)
  Redemption of outstanding convertible debt            (278,883)            --
  Excess tax benefit from employee stock plans            15,792             --
                                                     -----------    -----------
      Net cash used in financing activities             (269,042)       (47,815)
                                                     -----------    -----------

Effect of exchange rate fluctuations on cash and
 cash equivalents                                            120           (564)
                                                     -----------    -----------

Net increase (decrease) in cash and
 cash equivalents                                         92,367        102,626
Cash and cash equivalents, beginning of period           182,001         79,375
                                                     -----------    -----------
Cash and cash equivalents, end of period             $   274,368    $   182,001
                                                     ===========    ===========

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
               RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                               Q4 06          Q3 06          Q4 05
                                            -----------    -----------    -----------
Net income (loss) on a GAAP basis           $    19,957    $    24,498    $     1,056
Adjustments:
  Stock-based compensation expense
   included in cost of revenues                   2,117          1,738            (83)
                                            -----------    -----------    -----------
  Total gross margin adjustments                  2,117          1,738            (83)
  Legal fees associated with
   indemnification obligations and
   SEC investigation                              3,475          2,990          5,201
  Stock-based compensation expense
   included in research and development           2,519          3,052            682
  Stock-based compensation expense
   included in sales and marketing                1,682          1,771             42
  Stock-based compensation expense
   included in general and administrative           688            876             18
  Professional fees related to
   repatriation of foreign earnings
   included in general and administrative            --             --            384
  Amortization of intangible assets                 888            888             --
  Integration costs                               9,061             --             --
  Restructuring costs                                --             --           (533)
                                            -----------    -----------    -----------
      Total operating expense adjustments        18,313          9,577          5,794
                                            -----------    -----------    -----------
        Total operating income
         adjustments                             20,430         11,315          5,711
  Call premium on redeemed debt                   1,115             --             --
  (Gain) Loss on investments                         --         (2,685)         5,178
  Income tax related to repatriation of
   foreign earnings                                  --             --          4,334
  Income tax effect of adjustments               (2,076)        (2,152)         2,673
                                            -----------    -----------    -----------
Non-GAAP net income                         $    39,426    $    30,976    $    18,952
                                            ===========    ===========    ===========

Non-GAAP net income per share - Basic       $      0.15    $      0.11    $      0.07
                                            ===========    ===========    ===========
Non-GAAP net income per share - Diluted     $      0.14    $      0.11    $      0.07
                                            ===========    ===========    ===========
Shares used in non-GAAP per share
 calculation - Basic                            269,027        269,417        269,679
                                            ===========    ===========    ===========
Shares used in non-GAAP per share
 calculation - Diluted                          276,113        273,959        270,311
                                            ===========    ===========    ===========

See explanation of non-GAAP information included herein.

                      BROCADE COMMUNICATIONS SYSTEMS, INC.
               RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                                     October 28,    October 29,
                                                        2006           2005
                                                     -----------    -----------
Net income (loss) on a GAAP basis                    $    67,629    $    43,121
Adjustments:
  Stock-based compensation expense included in
   cost of revenues                                        7,616           (530)
  Warranty adjustment included in cost of revenue             --         (1,853)
                                                     -----------    -----------
  Total gross margin adjustments                           7,616         (2,383)
  Legal fees associated with indemnification
   obligations, internal review costs and
   SEC investigation                                      13,654         14,027
  SEC settlement provision                                 7,000             --
  Stock-based compensation expense included
   in research and development                            10,709            292
  Stock-based compensation expense included
   in sales and marketing                                  6,313           (126)
  Stock-based compensation expense included
   in general and administrative                           2,911           (186)
  Professional fees related to repatriation
   of foreign earnings included in general
   and administrative                                         --            384
  Severance included in general and administrative            --            117
  Amortization of intangible assets                        2,294             --
  Acquisition and integration costs                        9,646             --
  Facilities lease loss adjustments and
   restructuring                                           3,775           (670)
  In-process research and development                         --          7,784
                                                     -----------    -----------
    Total operating expense adjustments                   56,302         21,622
                                                     -----------    -----------
      Total operating income adjustments                  63,918         19,239
                                                     -----------    -----------
  Call premium on redeemed debt                            1,115             --
  Gain on repurchases of convertible
   subordinated debt                                          --         (2,318)
  (Gain) Loss on investments                              (2,685)         5,062
  Income tax related to repatriation of
   foreign earnings                                           --          4,334
  Income tax effect of adjustments                        (7,220)          (177)
                                                     -----------    -----------
Non-GAAP net income                                  $   122,757    $    69,261
                                                     ===========    ===========

Non-GAAP net income per share - Basic                $      0.46    $      0.26
                                                     ===========    ===========
Non-GAAP net income per share - Diluted              $      0.45    $      0.26
                                                     ===========    ===========
Shares used in non-GAAP per share
 calculation - Basic                                     269,602        268,176
                                                     ===========    ===========
Shares used in non-GAAP per share
 calculation - Diluted                                   274,142        270,260
                                                     ===========    ===========

See explanation of non-GAAP information included herein.

SOURCE  Brocade Communications Systems, Inc.
    -0-                             11/21/2006
    /CONTACT: Investor Relations, Shirley Stacy, +1-408-333-5752, or sstacy@brocade.com, or Media Relations, Leslie Davis, +1-408-333-5260, or lmdavis@brocade.com, both of Brocade Communications Systems, Inc./
    /Web site:  http://www.brocade.com /
    (BRCD BRCD2)